FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
           -----------------------------------------------------------

                For registration of certain classes of securities
                    pursuant to Section 12 (b) or (g) of the
                         Securities Exchange Act of 1934

           -----------------------------------------------------------

                            Visitel Enterprises Corp.
                 (Name of small business issuer in its charter)

Delaware                                  8351                        65-1016629
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employee
of incorporation or             Classification Code Number)  Identification No.)
organization)

                        2700 N. Military Trail Suite 100
                            Boca Raton, Florida 33431
                        (Address and telephone number of
               principal executive offices and place of business)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class              Name of each exchange on which
to be so registered              each class is to be registered

None.                            Not Applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, par value $0.001
                                (Title of Class)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

 Securities Act registration statement file number to which this form relates:
                                    33-82585


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered.

            A description of the securities to be registered hereby is set forth under the captions "Description of the Securities" in the prospectus that forms part of the registration statement of Visitel Enterprises Corp. (Registration No. 33-82585) filed via EDGAR with the Securities and Exchange Commission on September 17, 2001, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The information contained in the above-referenced section of the foregoing Registration Statement and the prospectus which is a part thereof is hereby incorporated by reference thereto.

ITEM 2. Exhibits.

      1. Amendment No. 3 to Form SB-2 Registration Statement (Registration No. 33-82585) filed with the Securities and Exchange Commission on September 17, 2001, is incorporated herein by Reference.

      2. Articles of Incorporation are incorporated herein by reference to
Exhibit 3.1 to the Registration Statement.

      3. By-Laws of Registrant is incorporated herein by reference to Exhibit
3.2 to the Registration Statement.

      4. Specimen Common Stock Certificate is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             Visitel Enterprises Corp.


                                             By: /s/ Thad Pryor
                                                --------------------------------
                                                Thad Pryor, President

                                             Dated: September 28, 2001


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